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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 11, 2001

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                            KINDRED HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        001-14057               61-1323993
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


                             680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

       Registrant's telephone number, including area code: (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Items 5.  Other Events and Regulation FD Disclosure.

         On December 11, 2001, Kindred Healthcare, Inc. (the "Company") announced that the underwriters for its recent equity offering had exercised their over-allotment option to purchase 327,035 shares of the Company's common stock priced at $46.00 per share. Credit Suisse First Boston Corporation and Goldman, Sachs & Co. acted as co-lead managers and UBS Warburg LLC, J.P. Morgan Securities, Inc. and Lehman Brothers Inc. acted as co-managers in the offering.

         Net proceeds received by the Company from the exercise of the over-allotment option were used to repay outstanding borrowings under the Company's senior secured notes due 2008.

         A copy of the press release is included as an exhibit to this filing.

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Item 7.   Financial Statements and Exhibits.

          (a)     Financial statements of businesses acquired.

                  Not applicable.

          (b)     Pro forma financial information.

                  Not applicable.

          (c)     Exhibits.

                  Exhibit 99.1 Press Release dated December 11, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  KINDRED HEALTHCARE, INC.



Dated:  December 12, 2001                         By: /s/ Richard A. Lechleiter
                                                      -------------------------
                                                      Richard A. Lechleiter
                                                      Vice President, Finance,
                                                      Corporate Controller and
                                                      Treasurer

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